UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2020

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38175	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

276 Fifth Avenue, Suite 505, New York, NY 10001

(Address of Principal Executive Office) (Zip Code)

(646) 448-5144

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ASPU	The Nasdaq Stock Market (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On September 14, 2020, the Executive Committee of the Board of Directors (the “Board”) of Aspen Group, Inc. (the “Company”) approved amendments (the “Amendments”) to each of the Aspen Group, Inc. 2012 Equity Incentive Plan, as amended (the “2012 Plan”) and the Aspen Group, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan” and together with the 2012 Plan, the “Plans”), effective immediately. The Amendments grant the Board or the Compensation Committee the authority to choose a formula for determining the number of shares of the Company’s common stock to be delivered to, or withheld by, the Company to pay (i) the exercise price of stock options, or (ii) the withholding taxes related the awards under the Plans. Before they were amended by the Amendments, the Plans provided that such amounts were to only be determined by using the closing price of the Company’s common stock on The Nasdaq Global Market as of the last trading day before the exercise date or other taxable event.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the amendments to be filed as exhibits to the Company’s next periodic report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: September 18, 2020	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer